UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2017
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ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35140	94-3288780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4420 Rosewood Drive, Suite 500
Pleasanton, California 94588

(Address of principal executive offices, including Zip Code)
(925) 227-7000
Registrant's telephone number, including area code:
Not Applicable:
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 21, 2016, Ellie Mae, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to announce the appointment of Mr. Matthew LaVay as the Company’s new Chief Financial Officer, effective as of April 1, 2017, following the effectiveness of the current Chief Financial Officer’s resignation. As disclosed in the Original Report, Mr. LaVay’s compensation as Chief Financial Officer had not yet been determined. Pursuant to Item 5.02(c) of Current Report on Form 8-K, the Company is filing this Amendment No. 1 to the Original Report (the “Amendment”) solely for the purpose of disclosing a brief description of Mr. LaVay’s compensation arrangements as Chief Financial Officer. The information contained in the Amendment should be read in conjunction with the information contained in the Original Report.
On January 24, 2017, the Company’s Compensation Committee determined that in connection with Mr. LaVay’s appointment as Chief Financial Officer, Mr. LaVay will receive an annual base salary of $310,000 and will participate in the Company’s Executive Incentive Plan, with an annual target non-equity incentive plan compensation of $186,000. Mr. LaVay will also continue to participate in the Company’s 2011 Equity Incentive Award Plan, with such equity awards to be granted at the discretion of the Company’s Compensation Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2017	Ellie Mae, Inc. By: /s/ Brian Brown Brian Brown General Counsel and Secretary